Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (Nos. 333-191334, 333-183919, 333-176234, 333-169023, 333-161716, 333-153236, 333-149945, 333-146655 and 333-141658) of Aruba Networks, Inc. of our report dated September 24, 2014 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
September 24, 2014